Exhibit 99.1

Press Release	Source: Think Partnership Inc.

Think Partnership Signs Letter of Intent to Acquire iLead Media, an Industry Leader in Online Sales Lead Generation

Recognized by the Internet’s affiliate advertising industry for “Best Practices” and consistent results, the addition of iLead Media will further establish THK as a major player in the online marketing space.

NORTHBROOK, Ill.—(BUSINESS WIRE)—Dec. 6, 2005—CGI Holding Corporation d/b/a Think Partnership Inc. (“THK”) (AMEX:THK - News; the Company) today announced that the Company has entered into a letter of intent to acquire iLead Media, Inc., a recognized leader in the online marketing space specializing in Internet sales lead generation for home-based businesses (see www.ileadmedia.com ).

The Company expects iLead to add more than $3 million of pre-tax income to the Company during 2006. The letter of intent contemplates that THK will acquire iLead for an upfront consideration of $7 million in cash and $7 million in common stock of the Company valued at the average closing price per share of the Company’s common stock for the last five trading days prior to the date of closing. The iLead shareholders will also receive a lookback payment if iLead’s 2005 pre-tax earnings exceed $2.8 million. The lookback payment will be paid in shares of the Company’s common stock valued at the average closing price per share of the Company’s common stock for the last five trading days prior to the date of closing. The iLead shareholders may also receive certain earnout payments based upon the aggregate pre-tax earnings of iLead during the first twelve full calendar quarters following the closing. Closing of the transaction is subject to a number of conditions including a due diligence investigation and audit of iLead, a financing contingency, Board of Director approvals, and other closing conditions.

Based in Pleasant Grove, Utah, iLead Media creates one-of-a-kind, permission-based online lead generation campaigns that have found widespread acceptance in the Internet marketing industry. iLead Media provides permission-based telemarketing leads to call centers around the world, and is known for creating programs and media campaigns that result in highly qualified, revenue-generating sales leads, while maintaining strong relationships with many major Internet affiliate marketing networks.  The company has a reputation in the industry for reliability, stability and has been a leader in the development of best practices.

With the inherent growth of online auctions as a work from home opportunity, iLead has also developed fee based auction companion products that provide subscribing members with access to merchandise at deeply discounted prices that can be resold and drop-shipped to their customers.  Two of those products include SurplusAlert.com, a monthly membership-based club for overstock items that are resold on eBay, primarily by home-based business owners (see www.SurplusAlert.com ), and a turn-key online retail store business opportunity called MyDollarShop.com (www.MyDollarShop.com) for people who would like to start a home-based

Internet dollar store.

iLead Media was founded in 2002 by Brady Whittingham, a former Smith Barney financial consultant specializing in technology stocks.  Whittingham left Smith Barney 10 years ago for a career in the Internet industry.  Prior to founding iLead Media, Whittingham worked for several Internet startups, including MyFamily.com and BigPlanet.com (a division of NuSkin Enterprises).  In 1999, he launched his first Internet startup, WinDaily.com.  Whittingham will continue to run iLead Media after the closing as president and CEO.

Brady Whittingham stated, “Two main factors have contributed to iLead Media’s success.  The first is the fact that the members of our team do not think of themselves as employees, but rather as integral parts of a finely tuned “success machine”.  Each member has a very clearly defined role, and with that comes the understanding that every other employee depends on their flawless execution of that role.  This team’s loyalty to each other has always impressed me.  Secondly, we have forged long term partnerships with key online publishers across varying media types.  With our focus on the right partners, we have been able to create a consistent long term return on investment, while meeting our partner’s core metrics.

“Joining Think Partnership is a move that will help us to continue growing on the solid business base we’ve established. The synergies that exist within the Think Partnership companies are virtually limitless.  We couldn’t be more excited about joining the family and leveraging these synergies toward more efficient and more profitable mutual growth,” Whittingham added.

Think Partnership Chairman T. Benjamin Jennings stated, “The iLead team is an impressive group of professionals with exceptional understanding and expertise in Internet marketing.  They have a four-year history of growth and innovation that has convinced us they will be an important addition to the Think Partnership Interactive marketing brain trust and will play a key role in our long-term initiative of building the most comprehensive, service-valued, interactive advertising company in the world.”

Scott P. Mitchell, president of Think Partnership, stated, “As more and more affiliate marketers begin to compete for the same offers the competition has a potential of leading to margin stabilization or even deterioration.  We believe that the most effective way to preserve and continually expand our margins in our affiliate marketing subsidiaries is to maintain exceptional relationships with our publishers and maximize the uniqueness or exclusivity in our offers mix.  iLead has an impressive list of loyal publishers who have been successfully marketing offers from iLead for years – iLead treats their publishers like they’re family.  Furthermore, the iLead offers are unique, usually proprietary, and often exclusive, which shelters iLead’s margins from competitive forces.  More importantly, iLead has a track record of exceptional capability in recruiting and retaining new publishers into their network which will also benefit our other affiliate marketing subsidiaries as they begin to leverage their networks.  It is our determined belief that the best way to capitalize on the scaleable characteristic of affiliate marketing is to expand our margins, market share, and reach.”

The Company has been doing business under the name “Think Partnership Inc.” and will seek formal shareholder approval to change its legal name to Think Partnership Inc. The Company is based in Northbrook, Ill. (see www.thinkpartnership.com) and currently has 11 operating companies: WebSourced, Inc., Morrisville, N.C., a leader in search engine optimization and pay-per-click campaign management (see www.websourced.com and www.keywordranking.com); MarketSmart Advertising, Inc., Rightstuff, Inc. d/b/a Bright Idea Studios, and Checkup Marketing, Inc., Raleigh, N.C., providing world-class off-line advertising, public relations, marketing, branding and shopping evaluation services (see www.marketsmart.net, www.brightideastudios.com and www.checkupmarketing.com); Cherish, Inc., Clearwater, Fla., a leading online dating company (see www.cherish.com); Ozona Online Network, Inc., Clearwater, Fla., providing a comprehensive scope of online services including start-to-finish web design, custom web-based applications, database systems, managed and shared hosting solutions, e-commerce and high-speed business Internet access (see www.ozline.net); Personals Plus, Inc., Apollo Beach, Fla., a leading online dating company; KowaBunga! Marketing, Inc., Westland, Mich., providing Internet marketing software technologies, including software for affiliate marketing, search engine marketing and opt-in e-mail marketing (see www.kowabunga.com); PrimaryAds Inc., North Plainfield, N.J., a leading provider of affiliate marketing services that connects website publishers with online advertisers (see www.primaryads.com); Real Estate School Online Inc., Miami, Fla., a leader in online education (see www.realestateschoolonline.com); and Vintacom Media Group, Inc., Edmonton, Alberta, Canada, a leading online dating company (see www.vintacom.com). The Company has announced signed letters of intent to acquire: Morex Marketing, LLC, a major marketer to expectant parents (see www.babytobee.com); Web Diversity Limited, a London-based leader in paid search management and organic search (see www.webdiversity.co.uk); U.K.-based Crystal Reference Systems Limited, whose operating divisions are Crystal Semantics (see www.crystalsemantics.com), and Crystal Reference (see www.crystalreference.com), an Internet content and search technology company and a major educational content publisher in Europe; and iLead Media, Inc., a recognized leader in online lead generation (see www.ileadmedia.com ).

Statements made in this press release that express the Company’s or management’s intentions, plans, beliefs, expectations or predictions of future events, are forward-looking statements. The words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will” and similar expressions are intended to further identify such forward-looking statements, although not all forward-looking statements contain these identifying words. Those statements are based on many assumptions and are subject to many known and unknown risks, uncertainties and other factors that could cause the Company’s actual activities, results or performance to differ materially from those anticipated or projected in such forward-looking statements. For a discussion of these risks, see the Company’s report on Form 10-QSB for the quarter ended Sept. 30, 2005, under the section headed “Management Discussion and Analysis or Plan of Operation - Risk Factors.” The Company cannot guarantee future financial results, levels of activity, performance or achievements; and investors should not place undue reliance on the Company’s forward-looking statements. The forward-looking statements to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Contact:

For Think Partnership Inc.:

Xavier Hermosillo, 310-832-2999

Xavier@thinkpartnership.com